UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant	☑

Filed by a party other than the registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12
INFOUSA INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following presentation may be provided to certain stockholders of the registrant and may be deemed “soliciting materials” under the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission thereunder:

Stockholder Presentation

Statements in this presentation other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company's business and financial results is included in the company's filings with the Securities and Exchange Commission. Forward Looking Statements

Blank slide 2 infoUSA is effectively implementing a strategic business plan -- Company well-positioned for continued growth Both the Board and management of infoUSA have extensive industry knowledge and experience The existing Board is highly-qualified, independent minded, and committed to the principles of good corporate governance We believe Dolphin's interests are not aligned with those of other shareholders Introduction infoUSA's Board and management are committed to enhancing value for all stockholders

infoUSA is a leading provider of business and consumer databases, data processing and database marketing services - used primarily for sales lead development, new customer acquisition, and growing sales Who is infoUSA? 3

Founded by current Chairman & CEO, Vin Gupta, with $100 initial investment 34-year history, including 14 years listed on NASDAQ The Company has grown both through strategic acquisitions and organically 26 acquisitions since 1996 have enhanced content, opened new distribution channels and provided entry into new vertical segments infoUSA delivered 4.3% organic revenue growth in the first quarter of 2006 infoUSA has a history of shareholder value creation Total return of 57.5% over the last four years -- an average annual return of approximately 11.5% -- compares favorably to return of only 14.8% from the NASDAQ index and 7.4% decline in the S&P Data Processing & Outsourcing Services Index same period Cash dividend paid in each of the past two years - returned more than $12 million to infoUSA stockholders in 2006 alone Proven Record of Success

History of Shareholder Value Creation

Corporate Strategy Successful Strategic Investments, Partnerships and Acquisitions Strategic investments include MetroMail, infoSpace and Hogan Information Systems infoUSA purchased Metromail stock and later sold it for a profit of approximately $9.5 million infoUSA purchased infoSpace stock and later sold it for profit of approximately $15 million infoUSA purchased an option to buy Hogan Information Systems. That option was sold within 60 days for a profit of $15 million License relationships with Google, AOL, Yahoo!, infoSpace, Microsoft, salesforce.com and other leading companies infoUSA has consolidated the industry, completing 26 acquisitions since 1996 Industry is ripe for further consolidation infoUSA reduces costs to improve margins and create value for stockholders

infoUSA is Well-Positioned for Organic Growth Due to Successful Acquisitions In 1995 infoUSA was solely a business database company with $86 million in revenue in 1995 infoUSA today has domestic and international business databases, a consumer database, list brokerage capabilities, data processing services and numerous channels to market $383 million in revenue in 2005 Outstanding track-record of integration and cost cutting Administrative and other expenses eliminated by establishing "Centers of Excellence" to provide shared services across infoUSA businesses Significant savings from eliminating public company expenses Significant potential for revenue growth and margin expansion Compelling cross-selling opportunities across infoUSA businesses infoUSA's suite of products and services is a bundled "one-stop" solution infoUSA's acquisition strategy has created a company with the customers, content and distribution necessary to drive organic growth

Corporate Strategy Following industry slowdown in 2001, infoUSA built an email and online marketing business to continue profitably growing the Company infoUSA recognized the potential of the online segment and secured a leadership position in e-mail, search word and banner advertising Innovative bundled solutions and multi-channel approach gives customers a one-stop solution that combines data, data processing, database marketing and e-mail solutions We continue to enter new markets to enhance shareholder value Leveraged our databases to create new markets in areas such government and politics, GPS navigation, tax compliance and Homeland Security infoUSA's Board is Ahead of the Curve infoUSA has quickly adjusted to changing market dynamics, implementing new ideas such as our successful subscription strategy

Corporate Strategy Low-margin local directory sales business reengineered in 2005 Eliminated costly field sales force and replaced with a telemarketing call center, significantly enhancing margins Short-term revenue decrease of approximately $2 million in the first quarter of 2006 associated with this strategic repositioning Changed pricing structure to reduce reseller competition with infoUSA's retail sales divisions Long-term potential for enhanced revenue and margins Short-term revenue decrease of approximately $3 million in the first quarter of 2006 associated with this strategic repositioning infoUSA's Board is Ahead of the Curve The Board has made the right decisions to reduce competition and facilitate the growth of subscription services

Vinod Gupta - Chairman of the Board and Chief Executive Officer Mr. Gupta founded the company in February 1972 with $100 and through his vision has turned infoUSA into an industry leading with a market capitalization of more than $650 million Dr. George F. Haddix - Independent Director since March 1995 Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, INC., computer software companies headquartered in Milwaukee, Wisconsin From November 1994 to December 1997, served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services and outsourced services including printing and mailing His operational experience at CSG is highly relevant and makes him an invaluable resource to infoUSA as we continue to build our subscription business Dr. Vasant H. Raval - Independent Director since October 2002 Director of Syntel Inc., an electronic business solutions provider Professor and Chair of the Department of Accounting Department at Creighton University. Has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration As Chair of infoUSA's Audit Committee, he has overseen the Company's successful efforts to meet the requirements of Sarbanes-Oxley Highly-Qualified Incumbent Directors

Eight of the nine directors are independent All have relevant public company experience Committees composed solely of independent directors Experienced, independent and committed to enhancing shareholder value Corporate Governance Highlights infoUSA's nominees are respected and proven business leaders with extensive knowledge and experience in our industry

Expand existing customer relationships with existing marketing list buyers by providing more solutions Penetrate sales performance solutions buyers with our SalesGenie.com service and subscription model Expand internationally Begin to leverage all assets from all acquisitions after recent consolidation of all technology infoUSA's Management Team Executing on Growth Strategy

We invented the sales leads/mailing list industry for small customers and we have the highest quality proprietary data Over 26 acquisitions have helped us enhance content, technology and distribution channels Our brands include: infoUSA Business Model 13

infoUSA Value Proposition "Crown Jewel" assets Cutting Edge Technology Twelve Proprietary Databases Subscription products & applications 14 Distribution Channel of Over 1,400 Sales People

How *info*USA's Channels Work



Business Group
Products
Distribution Channel
Target Customer
Proprietary Databases
Consumer
Business
Donnelley Group
*info*USA Group
› Data
› Database Solutions
› Data Processing Services
› Database Marketing Services
› List Brokerage Services
› Email Marketing
› Business Intelligence
› Licensing of Content
• Donnelley Marketing
• Yesmail
• OneSource
• Walter Karl and other list management companies
›Mid to Large-sized Enterprises
› Value-Added Resellers
– Internet search
-Fraud detection
-Authentication
-Channel partners
-CRM
› Sales Lead Products
› Business Directories
› Business Credit Reports
› Sales Genie and ListBazaar.com
› DVD Products – SalesLeadsUSA
• Telesales
• Field Sales Offices
• Internet
• Retail Outlets
•Resellers
› Small & Medium-sized Businesses
› SOHO
› Aspiring Entrepreneurs
› Government Entities
› Libraries
› Individual Consumers

*info*USA Sales Solutions

15

infoUSA Technology

Our Proprietary Databases Business databases Consumer databases 15 million U.S. and Canadian businesses 183 million consumers 12.5 million executives and professionals 115 million households 5.6 million small business owners 68 million homeowners 5 million business addresses with color photos 14 million new movers per year 2.6 million brand new businesses 3.1 million new homeowners per year 3.6 million yellow page advertisers 1.7 million bankruptcy filers 900,000 global businesses and 2 million executives 600,000 manufacturers 410,000 big businesses We believe the depth and breadth of our databases is unrivaled

Expand existing customer relationships with existing marketing list buyers by providing more solutions Creative and print (end-to-end) E-mail Handheld PDA alerts Expand internationally UK Small business database Begin to leverage all assets from all acquisitions after recent consolidation of all technology Provide international data through library channel Provide comprehensive US data through OneSource Provide SalesGeniePro through Donnelley Penetrate sales performance solutions buyers with our SalesGenie.com service and subscription model infoUSA's Organic Growth Strategy

Corporate Strategy SalesGenie.com's Success Demonstrates that our Strategic Plan is Working infoUSA's subscription customer base for SalesGenie.com and Credit.net and others now exceeds 35,000 subscribers SalesGenie.com added 6,000 new subscribers in the first quarter of 2006 - an 18% increase in just three months Customer focus groups continue to ask for more features as SalesGenie.com becomes their "workbench" Over 50% of users use the service at least once a day SalesGenie.com's success validates the potential to capture greater share of wallet There is considerable interest in direct mail creative and mail services SalesGeniePro has enormous potential. Large companies want integrated marketing and sales tools that include customer data, prospect data and other predictive data

Every infoUSA Group channel is growing Declining businesses have stabilized The Donnelley Group is also generating revenue growth, with reduced costs and higher margins to create value for shareholders infoUSA is Positioned for Growth

The Donnelley Group The Donnelley Group of infoUSA is a premier provider of data, data processing, business intelligence, CRM solutions, database management, interactive solutions and list management and brokerage companies Our brands include:

Clients Served by Donnelley Marketing MSPhotoEd.3 U.S. Department of Labor

Donnelley Solutions Donnelley Marketing and its brands are selected as the vendor of choice for its ability to offer end-to-end solutions Expertise in traditional marketing and interactive marketing, combined with having the most comprehensive proprietary lists and managed lists gives us a unique value proposition Solution selling provided by a strategic sales force across the Donnelley Group of companies

Expand existing customer relationships Offer consultive services and one-stop shopping Multi-year contractual relationships Expand distribution with emphasis on mid-markets solutions Expand international distribution through our OneSource product Begin to leverage all assets from all acquisitions after recent consolidation of all technology Acquisitions/implementing our strategic plan Donnelley Group's Organic Growth Strategy

Our Competitive Advantages Highest quality databases in the industry Both a proprietary consumer and business database Customized solutions Ability to leverage proprietary data to multiple distribution channels Competitive pricing

Acquisition Strategy The Donnelley Group has successfully integrated acquisitions that have enhanced our competitive advantage by: Adding new content Reaching new customers Adding new distribution channels Opening new product segments The company is well positioned to continue to acquire more companies to increase distribution reach

Dolphin's Unqualified Nominees infoUSA's Current Board is Best Suited to Lead the Company Dolphin's nominees have: NO working knowledge of infoUSA, its business or the industry NO business plan or strategy for infoUSA NO relevant public company Board experience Dolphin's nominees were picked by Donald Netter, Dolphin's principal Mr. Netter's hedge fund has been financed in part by the minority shareholders of the publicly-traded entities dominated by his family Mr. Netter led a proxy fight against Dave & Busters in an effort to force the sale of the company which was voted down by their shareholders resulting in the reelection the incumbent nominees Mr. Netter served as an officer and director of a company guilty of Medicare fraud

Blank slide 28 infoUSA is effectively implementing a strategic business plan to position the Company for continued growth Both the Board and management of infoUSA have extensive industry knowledge and experience The existing Board is highly-qualified, independent minded, and committed to the principles of good corporate governance We believe Dolphin's interests are not aligned with those of other shareholders Summary Electing the dissident slate could disrupt the implementation of our strategic plan and impair shareholder value